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Lumi AGM - Qualtrics

https://web.lumiagm.com/m#/235214418

235-214-418

Qualtrics Awards Exchange Offer

lumi test

Welcome to the Qualtrics Exchange Offer Website

Purpose of this site.

The purpose of this website is to allow you to choose whether to keep your existing SAP equity awards or exchange them for Qualtrics stock, which will be issued when we go public. This is an 'all or nothing" exchange - there is not an option to exchange only part of your existing equity awards and does not contain information relating to an new equity awards or to the new employee stock purchase program, both of which will be addressed n separate communications to you.

Step 1 - Exchange Offer Details.

You should carefully review the terms of this exchange offer. To review the offer details, including information about Qualtrics, Qualtrics stock, and your local laws relating to the offer, click the document icon on the right side of the gray bar at the top of this page.

Step 2 - Your Existing Award Details.

If you already know the details of your existing equity award(s), you can skip this step. To view the details of your existing equity awards that were originally issued prior to Qualtrics' acquisition by SAP, Click here . To view the details of your existing equity awards that were issued after Qualtrics' acquisition by SAP, Click here. Note that your award details can only be viewed by clicking these links - this exchange offer site you are currently viewing does not contain your existing equity award details.

Step 3 - Make your Election.

To make your election, click on the bar chart icon in the middle of the gray bar at the top of this page. You should make an election even if you do not plan to exchange your awards. Please make this election as soon as you are ready to do so. Note that you may come back to this site to change your election at any time while the exchange offer remains open.

Questions.

If you have questions or need additional information, please contact D.F. King & Co., which has been hired as the information agent to handle questions about this exchange offer. You may reach them at Qualtrics@dfking.com or at 866-340-7108.

If you are having trouble viewing the documents on a windows PC, Please try switching your web browser to Microsoft Edge.

7:41 AM
12/28/2020

Documents

- Current Pricing Information.pdf
- Prospectus - Offer to Exchange.pdf
- Additional Information for Non-US Employees.pdf
- Terms of Election.pdf

You have voted on 0 of 1 items

Please complete the questions below.
Responses are sent individually.
There is no final 'Send' or 'Submit' button.

You may change your Election on this page at any time up until 2pm Eastern on January 27, 2021.

I have read the Prospectus—Offer to Exchange dated as of December 28, 2020 (as amended or supplemented from time to time, the "Prospectus—Offer to Exchange") and the Terms of Election relating to the offer being made by Qualtrics International Inc. ("Qualtrics") and SAP SE ("SAP") to eligible employees to tender their outstanding Qualtrics Pre-2018 Fixed Value Awards ("Fixed Value Rights") that vest on or after February 1, 2021 for the right ("Qualtrics RSUs") to receive shares of Qualtrics Class A common stock, par value $0.0001 per share (the "Qualtrics Stock"), as determined on an award-by-award basis, and to tender their Qualtrics 2018-Plus Variable Grants and SAP Move / Grow Awards, in each case which vest on or after February 1, 2021, (together, the "Existing RSUs") for Qualtrics RSUs, as determined on an award-by-award basis (such offer, upon the terms and conditions set forth in the Prospectus—Offer to Exchange and the Terms of Election, being referred to as the "Offer").

He leído el Prospecto de Oferta de Canje de fecha 28 de diciembre de 2020 (según sea modificado o complementado periódicamente, el "Prospecto de Oferta de Canje") y los Términos de Elección relacionados con la oferta que formulan Qualtrics International Inc. ("Qualtrics") y SAP SE ("SAP") a los empleados que reúnan los requisitos para presentar sus Adjudicaciones de Valor Fijo Pre-2018 ("Derechos de Valor Fijo") de Qualtrics que se encuentren vigentes, los cuales confieren, a partir del 1 de febrero de 2021, el derecho ("RSU de Qualtrics") de recibir acciones ordinarias de Clase A de Qualtrics, con un valor nominal de $0.0001 por acción (las "Acciones de Qualtrics"), según se determine en cada adjudicación, como asimismo para ofrecer sus Concesiones Variables 2018-Plus de Qualtrics y Adjudicaciones Move / Grow de SAP, las cuales en cada caso confieren, a partir del 1 de febrero de 2021, (conjuntamente, las "RSU Existentes") el derecho de recibir las RSU de Qualtrics, según se determine en cada adjudicación (dicha oferta, según los términos y condiciones que se establecen en el Prospecto de Oferta de Canje y en los Términos de Elección, se denomina la "Oferta").

Select a choice to send.

Exchange All Eligible Awards/Cambiar todos los premios elegibles

Do Not Exchange All Eligible Awards/No intercambiar todos los premios elegibles

https://web.lumiagm.com/m#/235214418/survey

Lumi AGM - ast-us | Lumi AGM - Qualtrics

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You have voted on 1 of 1 items

Qualtrics RSUs, as determined on an award-by-award basis (such offer, upon the terms and conditions set forth in the Prospectus—Offer to Exchange and the Terms of Election, being referred to as the "Offer").

He leído el Prospecto de Oferta de Canje de fecha 28 de diciembre de 2020 (según sea modificado o complementado periódicamente, el "Prospecto de Oferta de Canje") y los Términos de Elección relacionados con la oferta que formulan Qualtrics International Inc. ("Qualtrics") y SAP SE ("SAP") a los empleados que reúnan los requisitos para presentar sus Adjudicaciones de Valor Fijo Pre-2018 ("Derechos de Valor Fijo") de Qualtrics que se encuentren vigentes, los cuales confieren, a partir del 1 de febrero de 2021, el derecho ("RSU de Qualtrics") de recibir acciones ordinarias de Clase A de Qualtrics, con un valor nominal de $0.0001 por acción (las "Acciones de Qualtrics"), según se determine en cada adjudicación, como asimismo para ofrecer sus Concesiones Variables 2018-Plus de Qualtrics y Adjudicaciones Move / Grow de SAP, las cuales en cada caso confieren, a partir del 1 de febrero de 2021, (conjuntamente, las "RSU Existentes") el derecho de recibir las RSU de Qualtrics, según se determine en cada adjudicación (dicha oferta, según los términos y condiciones que se establecen en el Prospecto de Oferta de Canje y en los Términos de Elección, se denomina la "Oferta").

Exchange All Eligible Awards/Cambiar todos los premios elegibles - Vote received

Exchange All Eligible Awards/Cambiar todos los premios elegibles

Do Not Exchange All Eligible Awards/No intercambiar todos los premios elegibles

CANCEL

3:00 PM
12/27/2020